EXHIBIT 99.1
                                                                ------------


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

             SUBURBAN PROPANE PARTNERS, L.P. ANNOUNCES STRONG SECOND
         QUARTER EARNINGS AND DECLARES QUARTERLY DISTRIBUTION OF $0.5750
                                PER COMMON UNIT

WHIPPANY, N.J., APRIL 24, 2003 - Suburban Propane Partners, L.P. (NYSE:SPH), a leading marketer of propane gas and related products and services nationwide, today announced its results for the second quarter ended March 29, 2003. The
Partnership also declared its quarterly  distribution of $0.5750 per Common Unit
-- $2.30 per Common Unit annualized.

Net income for the three months ended March 29, 2003 was $58.3 million, or $2.31 per Common Unit,  compared to $61.9  million,  or $2.46 per Common Unit, for the three months ended March 30, 2002. Earnings before interest, taxes, depreciation and amortization  ("EBITDA") amounted to $74.0 million compared to $78.1 million in the prior year quarter. Results for the second quarter of fiscal 2003 include a $2.4 million gain from the sale of five customer  service  centers  during the quarter,  compared  to a $6.8  million  gain from the sale of a propane  storage facility  in  Hattiesburg,  Mississippi  recorded  during the second  quarter of fiscal 2002.  Additionally,  fiscal 2003 second quarter  results  include a $0.4
million  unrealized   (non-cash)  loss  (reflected  within  operating  expenses)
attributable  to the  mark-to-market  on  derivative  instruments  ("FAS  133"),
compared  to  a  $3.4  million   unrealized  gain  in  the  prior  year  quarter
attributable to FAS 133.

Excluding the gains on sales described above and the non-cash impact of FAS 133 in both periods, net income for the three months ended March 29, 2003 increased
$4.6 million, or 8.9%, to $56.3 million, or $2.23 per Common Unit, compared to $51.7 million, or $2.05 per Common Unit, in the prior year quarter. EBITDA, excluding the gains on sales and the impact of FAS 133 in both periods, increased $4.0 million, or 5.9%, to $72.0 million in the second quarter of fiscal 2003.

Results for the second quarter of fiscal 2003 were favorably impacted by a return to a more normal weather pattern, particularly in the eastern and central regions of the United States, offset to an extent by warmer weather in the west and the impact of a continued sluggish economy. Nationwide average temperatures during the second quarter of fiscal 2003 were 5% warmer than normal, compared to 12% warmer than normal temperatures in the same quarter a year ago. However, as was the case during the first quarter of 2003, the coldest weather was reported in the eastern and central regions of the United States. In the western regions, temperatures were 19% warmer than normal in the second quarter of fiscal 2003, compared to only 1% warmer than normal temperatures in the prior year quarter.

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Retail gallons sold increased  14.4 million  gallons,  or 8.5%, to 183.0 million gallons in the fiscal 2003 second quarter,  compared to 168.6 million gallons in the  prior  year  period.  The  increase  in  retail  volumes  results  from the aforementioned  return to more normal winter weather patterns across much of the
country  during  fiscal  2003,   compared  to  the  unseasonably   warm  weather
experienced during the prior year quarter.

Revenues increased $60.2 million, or 25.5%, to $296.1 million, compared to $235.9 million in the prior year quarter. The increase in revenues is primarily the result of an increase in average selling prices in line with the significant increase in product costs compared to the prior year, coupled with the increased retail sales volumes discussed above. The average posted market price of propane has steadily increased since August of 2002 which has resulted in a 104% increase in the average price of propane during the second quarter of fiscal
2003 compared to the prior year quarter.

Combined operating and general and administrative expenses of $78.1 million were $10.2 million, or 15.0%, above the prior year quarter of $67.9 million.
Operating expenses in the fiscal 2003 second quarter include the $0.4 million unrealized loss attributable to FAS 133, as compared to the $3.4 million unrealized gain attributable to FAS 133 in the prior year quarter, as noted above. Additionally, the increase in combined operating and general and administrative expenses reflected higher compensation and benefit related expenses resulting from increased business activity from higher retail sales volumes; higher costs for operating our fleet primarily due to escalating fuel costs; and, increased bad debt expense as a result of a combination of increased sales volumes, significantly higher commodity prices resulting in higher prices to our customers and general economic conditions.

Depreciation and amortization expense decreased 3.4% to $7.2 million. Net interest expense decreased 1.6% to $8.5 million, reflecting lower average interest rates.

In  announcing  these  results,  President and Chief  Executive  Officer Mark A.
Alexander said, "This year's peak heating season presented a challenging commodity price and supply environment, unseasonably warm weather in our service areas in the western part of the United States and an economic recession.
However, our fiscal 2003 second quarter and first half results confirm, once again, that our experienced management team and field personnel are poised to manage through such a challenging business climate, as well as to capitalize on opportunities presented by even the slightest return to 'normal' weather. It is this combination of experience, backed by an efficient cost structure, that has allowed us to deliver solid, positive results and improve upon our already strong balance sheet and distribution coverage."

The Partnership  also declared its quarterly  distribution of $0.5750 per Common
Unit for the three months ended March 29, 2003. The distribution will be payable on May 13, 2003, to Common Unitholders of record as of May 6, 2003. On an annualized basis, the distribution equates to $2.30 per Common Unit.

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Suburban Propane Partners,  L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange.  Headquartered  in Whippany,  New Jersey,
Suburban  has  been in the  customer  service  business  since  1928  and is the
nation's   third  largest   propane  gas  marketer.   The   Partnership   serves
approximately  750,000  residential,  commercial,  industrial  and  agricultural customers through more than 320 customer service centers in more than 40 states.
Corporate  news,  unit prices and  additional  information  about  Suburban  are
available   24  hours  a  day,   7  days  a  week  on   Suburban's   web   site:
WWW.SUBURBANPROPANE.COM.

Company contact:  Robert M. Plante
                  Vice President - Finance
                  (973) 503-9252

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
                Suburban Propane Partners, L.P. and Subsidiaries
                      Consolidated Statements of Operations
      For the Three and Six Months Ended March 29, 2003 and March 30, 2002
                     (in thousands, except per unit amounts)
                                   (unaudited)


                                                                 Three Months Ended                     Six Months Ended
                                                          March 29, 2003    March 30, 2002      March 29, 2003    March 30, 2002
                                                          --------------    --------------      --------------    --------------

Revenues
  Propane ............................................       $ 273,849         $ 212,739           $ 451,977         $ 366,595
  Other (a) ..........................................          22,265            23,148              49,110            51,156
                                                             ---------         ---------           ---------         ---------
                                                               296,114           235,887             501,087           417,751

Costs and expenses
  Cost of products sold ..............................         146,417            96,645             241,467           176,589
  Operating ..........................................          67,933            59,755             129,622           117,407
  General and administrative .........................          10,149             8,109              19,170            15,316
  Depreciation and amortization ......................           7,164             7,406              14,484            14,992
  Gain on sale of storage facility ...................            --              (6,768)               --              (6,768)
                                                             ---------         ---------           ---------         ---------
                                                               231,663           165,147             404,743           317,536

Income before interest expense and provision
  for income taxes ...................................          64,451            70,740              96,344           100,215
Interest expense, net ................................           8,512             8,649              17,021            17,373
                                                             ---------         ---------           ---------         ---------

Income before provision for income taxes .............          55,939            62,091              79,323            82,842
Provision for income taxes ...........................              37               190                 167               328
                                                             ---------         ---------           ---------         ---------
Income from continuing operations ....................          55,902            61,901              79,156            82,514
Discontinued operations:
  Gain on sale of customer service centers ...........           2,404              --                 2,404              --
                                                             ---------         ---------           ---------         ---------

Net income ...........................................       $  58,306         $  61,901           $  81,560         $  82,514
                                                             =========         =========           =========         =========

General Partner's interest in net income .............       $   1,484         $   1,373           $   2,075         $   1,763
                                                             ---------         ---------           ---------         ---------
Limited Partners' interest in net income .............       $  56,822         $  60,528           $  79,485         $  80,751
                                                             =========         =========           =========         =========

Income from continuing operations per unit - basic ...       $    2.21         $    2.46           $    3.13         $    3.28
                                                             =========         =========           =========         =========
Net income per unit - basic ..........................       $    2.31         $    2.46           $    3.23         $    3.28
                                                             =========         =========           =========         =========
Weighted average number of units outstanding - basic .          24,631            24,631              24,631            24,631
                                                             ---------         ---------           ---------         ---------

Income from continuing operations per unit - diluted .       $    2.21         $    2.45           $    3.13         $    3.27
                                                             =========         =========           =========         =========
Net income per unit - diluted ........................       $    2.30         $    2.45           $    3.22         $    3.27
                                                             =========         =========           =========         =========
Weighted average number of units outstanding - diluted          24,692            24,659              24,688            24,658
                                                             ---------         ---------           ---------         ---------


Supplemental Information:
EBITDA (b) ...........................................       $  74,019         $  78,146           $ 113,232         $ 115,207
Retail gallons sold ..................................         182,956           168,621             322,890           292,579



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



(a) Other revenues principally represent amounts generated from the sales of appliances, parts and related services.

(b)  EBITDA represents income before deducting  interest expense,  income taxes, depreciation and  amortization.  Our management uses EBITDA as a measure of liquidity  and we are  including it because we believe that it provides our investors and industry analysts with additional information to evaluate our ability  to meet  our debt  service  obligations  and to pay our  quarterly distributions  to holders of our common  units.  Moreover,  our senior note agreements and our revolving credit  agreement  require us to use EBITDA in calculating  our  leverage and interest  coverage  ratios.  EBITDA is not a recognized term under generally accepted accounting principles ("GAAP") and should not be considered as an  alternative to net income or cash flow from operating  activities  determined  in accordance  with GAAP.  The following table sets forth (i) our calculation of EBITDA and (ii) a reconciliation of
     EBITDA,  as  so  calculated,   to  our  cash  flow  provided  by  operating
     activities:






                                                                 Three Months Ended                     Six Months Ended
                                                          March 29, 2003    March 30, 2002      March 29, 2003    March 30, 2002
                                                          --------------    --------------      --------------    --------------

Net income ...........................................       $  58,306         $  61,901           $  81,560         $  82,514
Add:
  Provision for income taxes .........................              37               190                 167               328
  Interest expense, net ..............................           8,512             8,649              17,021            17,373
  Depreciation and amortization ......................           7,164             7,406              14,484            14,992
                                                             ---------         ---------           ---------         ---------
EBITDA ...............................................          74,019            78,146             113,232           115,207
                                                             ---------         ---------           ---------         ---------
Add (subtract):
  Provision for income taxes .........................             (37)             (190)               (167)             (328)
  Interest expense, net ..............................          (8,512)           (8,649)            (17,021)          (17,373)
  Loss (gain) on disposal of property, plant and
    equipment, net....................................              26              (263)               (320)             (276)
  Gain on sale of customer service centers ...........          (2,404)             --                (2,404)             --
  Gain on sale of storage facility ...................            --              (6,768)               --              (6,768)
  Changes in working capital and other assets
    and liabilities ..................................         (48,104)          (29,575)            (69,954)          (54,340)
                                                             ---------         ---------           ---------         ---------
Cash flow provided by operating activities ...........       $  14,988         $  32,701           $  23,366         $  36,122
                                                             =========         =========           =========         =========

